                                                               EXHIBIT 10 (hh)
                                                        REVISED AUGUST 1st, 1981


                        JOSEPH E. SEAGRAM & SONS, LIMITED


                 POST RETIREMENT CONSULTING PLAN (INTERNATIONAL)


The Post Retirement Consulting Plan (the "Plan") has been constituted by Joseph
E. Seagram & Sons, Limited (the "Company") to provide a continuity of contributions and consulting services to the Company from certain designated executives of the Company after they have retired from active service with the Company and to compensate such designated executives for such contributions and services as they may provide after their retirement.

The Company has designated Mr. __________ (the "Executive") to be a participant in the Plan.

A)         Normal Retirement

           The Executive must retire from active service with the Company upon attaining the age of 65 years but he/she may elect to retire upon or at any time after attaining the age of 55 years.

           In the event that the Executive dies or is dismissed from the employ of the Company or in the event that the Executive voluntarily terminates his/her employment with the Company at any time prior to the date of his/her normal retirement, the Executive shall be deemed never to have been a participant in the Plan and shall not be entitled to receive any benefits or payments thereunder.

           Furthermore, the Executive shall not be entitled to any benefits or payments under the Plan unless and until the Executive shall have been an employee engaged in active service with the Company for a continuous period of ten (10) years prior to the date of his/her retirement from active service with the Company.

B)         Certain Definitions

           (i) The term "Base Salary" means the product obtained when the Executive's salary (excluding commissions, bonuses, annuities and special or contingent payments) during the month immediately preceding the month during which retirement occurs or, in the case of paragraph D) hereof, during the month immediately preceding the month during which Total and Permanent Disability occurs, is multiplied by 12;

           (ii) The Executive is deemed to be "Totally and Permanently Disabled" if he/she is eligible to receive disability benefits under the Company's "Group Insurance Plan";

           (iii) The term "Designated Payee" means the person named in sub-paragraph C) (i) hereof. In the event that no person is therein named or in the event that the person so named pre-deceases the Executive, the Designated Payee shall be deemed to be the estate of the Executive. In the event that the death of the Designated Payee named in sub-paragraph C) (i) hereof occurs after the death of the Executive, the Designated Payee shall thereafter be deemed to be the estate of the Designated Payee so named.

C)         Compensation

           (i) In the event that the Executive retires from active service with the Company at age 65, the Executive or, in the event of the death of the Executive subsequent to the date of his/her retirement, _________ the ("Designated Payee"), shall be entitled to receive an amount equal to thirty-five percent (35%) of the Base Salary of the Executive plus 35% of the highest annual regular bonus previously awarded, (the "Basic Annual Amount"). The Basic Annual Amount shall be payable on the first day of each month (120 payments only), each installment being equal to one-twelfth (1/12) of the Basic Annual Amount, commencing with a first payment to be made on the first day of the month immediately following the date of the Executive's retirement from active service with the Company.

           (ii) In the event that the Executive retires from active service with the Company upon or after he/she has attained age 55 and prior to attaining the age of 65 years, the Executive or, in the event of the death of the Executive subsequent to the date of his/her retirement, the Designated Payee, shall be entitled to receive an amount equal to:

                      (aa) in the event that the Executive has, prior to his/ her retirement, been an employee of the Company for thirty (30) or more continuous years, such percentage of the Basic Annual Amount as is equal to the difference between 100% and the product obtained when 3% is multiplied by the difference between the age of 65 years and the age at which the Executive retires; or

                      (bb) in the event that the Executive has, prior to his/her retirement, been an employee of the Company for twenty (20) or more but less than thirty (30) continuous years, such percentage of the Basic Annual Amount as is equal to the difference between 100% and the product obtained when 4% is multiplied by the difference between the age of 65 years and the age at which the Executive retires; or

                      (cc) in the event that the Executive has, prior to his/her retirement, been an employee of the Company for ten (10) or more but less than twenty (20) continuous years, such percentage of the Basic Amount as is equal to the difference between the age of 65 years and the age at which the Executive retires;

                                 such amount shall be payable, without interest, for a period of ten (10) years only and shall be paid in equal consecutive monthly installments payable on the first day of each month (120 payments only), each installment being equal to one-twelfth (1/12) of the Basic Annual Amount, commencing with a first payment to be made on the first day of the month immediately following date of the Executive's retirement from active service with the Company.

                                 Examples of the calculations to be made
                                 hereunder and the amounts payable pursuant thereto are annexed hereto as Schedule "A".

                                 The amounts payable by the Company under the Plan will be payable in addition to such other amounts as may be payable to the Executive pursuant to the Company's plans for insurance, pension or health and welfare, if any;

D)         Disability

           In the event that the Executive, upon or after attaining the age of 55 years (but prior to attaining the age of 65 years) and having completed ten (10) continuous years of service with the Company, is entitled to benefits under the Company's "Group Insurance Plan" as having suffered Total and Permanent Disability and remains totally and permanently disabled until the age of 65 years, but has not died prior to attaining age 65, the Company will pay to the Executive or in the event of the death of the Executive after having attained the age of 65 years, to the Designated Payee, an amount equal to thirty-five percent (35%) of the Base Salary plus 35% of highest annual regular bonus previously awarded, of the Executive. The aforesaid amount shall be payable, without interest, for a period of ten (10) years only and shall be paid in equal consecutive monthly installments payable on the first day of each month (120 payments only), each installment being equal to one-twelfth (1/12) of the aforesaid amount, commencing with a first payment to be made on the first day of the month immediately following the Executive's sixty-fifth birthday;

E)         Taxation

           The benefits payable under the Plan are taxable in the hands of the recipient;

F)         Assignability

           The rights, benefits and/or obligations set forth herein are not assignable by the Executive except to and as provided herein with respect to the Designated Payee;

G)         No Right to Employment

           This document and/or the Plan do not constitute a contract of employment and do not confer upon the Executive any right to employment or to the continuation of his/her employment with the Company;

H)         Termination or Amendment

           This document and/or the Plan may be unilaterally amended or teminated by the Company, in its sole and absolute discretion, at any time and from time to time prior to the date of the Executive's retirement from active service with the Company;

I)         Notice

           Any notice, payment or communication required or permitted to be given hereunder to the Executive shall be in writing and shall be deemed to be properly given when deposited in the mail, registered and postage prepaid to the Executive at the following address:






J)         Language

           The Executive acknowledges that he/she has required this document to be drawn in the English language. L'administrateur connait qu'il
           (elle) a exige que le present document soit redige en anglais.

ACKNOWLEDGMENT

The undersigned hereby acknowledges that I have received a copy of the Joseph E. Seagram & Sons, Limited "Post Retirement Consulting Plan", that I have read and understand the terms and conditions of the Plan and I hereby agree to be bound by the terms and conditions thereof.

I further understand that this present agreement as acknowledged herewith supersedes and nullifies any previous such agreement pertaining to the Company's "Post Retirement Consulting Plan".

Dated at          this          day of                          19
        ---------      --------        -------------------------   ---------


                                    Signed:
                                            ---------------------------------

                                  SCHEDULE "A"

EXAMPLE - UNCAPPED BASIC ANNUAL AMOUNT


Normal Retirement - Age 65

      Base salary at retirement plus the highest annual regular
      bonus previously paid                                                                     300,000.00
      Compensation: 35% of $300,000 ("Basic Annual
      Amount")                                                                                  105,000.00

      Total payable during 10 years:                                                          1,050,000.00

Earlier Payments, payable for 10 years

      (i)       Service - 30 years or more

                Retirement starting at age 55 - 70% of $105,000  =                   $            73,500.00

                                           58 - 79% of $105,000  =                   $            82,950.00

                                           60 - 85% of 105,000   =                   $            89,250.00

                                           62 - 91% of $105,000  =                   $            95,550.00

       (ii)     Service - 20 years or more

                Retirement starting at age 55 - 60% of $105,000  =                   $            63,000.00

                                           58 - 72% of $105,000  =                   $            75,600.00

                                           60 - 80% of $105,000  =                   $            84,000.00

                                           62 - 88% of $105,000  =                   $            92,400.00

       (iii)    Service - 10 years or more

                Retirement starting at age 55 - 50% of $105,000  =                   $            52,500.00

                                           58 - 65% of $105,000  =                   $            68,250.00

                                           60 - 75% of  105,000  =                   $            78,750.00

                                           62 - 85% of $105,000  =                   $            89,250.00
